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                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 6, 2002, included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 33-61115, File No. 333-48917, File No. 333-70157, as amended, File No. 333-74693, File No.
333-74695, File No. 333-74697, File No. 333-36626) and Forms S-8 (File No.
33-59771, File No. 33-59773, File No. 33-59767 and File No. 333-69877).





Philadelphia, Pennsylvania                       /s/ Arthur Andersen LLP
March 22, 2002                                   --------------------------